SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 25, 2002
                                                        ------------------



                     FOCUS  ENTERTAINMENT INTERNATIONAL INC.
                     ---------------------------------------



 FLORIDA                          000-27819                          58-2330633
 ------------------------------------------------------------------------------



                            1739 CHESHIRE BRIDGE ROAD
                                ATLANTA, GA,30324


                                  (404)253-1112


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ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
            ---------------------------------------------

          Cherry Bekaert & Holland, L.L.P.(CBH) resigned by letter dated September 24, 2002 as the independent accountants for the Company. The resignation was related to the Company's termination of the employment of the Company's Chief Financial Officer in the prior week upon the Company's discovery of substantial apparent financial irregularities. The apparent significant theft that occurred is being investigated by the Company as well as being reported to authorities. The stated reason for the withdrawal of CBH is according to CBH the Company's alleged ". . contention that Cherry, Bekaert & Holland, L.L.P. has or may have deviated from the standard of care in rendering an opinion on the June 30, 2001 financial statements of Focus." The Company believes that CBH misunderstood the Company's conversations with it regarding the apparent conversion of the Company's funds and has made no knowing suggestion or accusation about CBH, its standard of care or in fact professionalism in its conduct of its relationship with the Company.

     The reports of CBH on the financial statements of the Company for the past two fiscal years contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     Except as referred to above, for the two most recent fiscal years and through have been no disagreements between the Company and CBH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused CBH to make a reference thereto in its report on the Company's financial statements for such period. During the two most recent fiscal years and through August 31, 2002 there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

     The Company has requested that CBH furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not CBH agrees with the above statements. A copy of such letter will be filed upon receipt from Jones Jensen.

     The  Company  has not yet engaged new independent accountants.


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                                   SIGNATURES
                                   ----------



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                         Focus Entertainment Inc.


                                /s/ Michael S. Morrison
                         By:    ________________________

                                Name: Michael S. Morrison
                                Title:     CEO


Dated:  September 30, 2002